UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2024 (December 20, 2024)

TEGO CYBER INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56370	84-2678167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification ID No.)

8565 South Eastern Avenue, Suite 150

Las Vegas, Nevada 89123

(Address of principal executive offices)(Zip Code)

(855) 939-0100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 20, 2024, Tego Cyber Inc. (the “Buyer”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with CloudCover, Ltd. (Minnesota), CloudCover, Ltd. (South Dakota) and CloudCover IP, LLC, (collectively the “Seller”), pursuant to which the Buyer purchased certain assets of the Seller.

The consummation of the transaction covered by the Asset Purchase Agreement was subject to certain specified closing conditions, including subject to certain materiality exceptions, the accuracy of each party’s representations and warranties and each party’s compliance with its obligations and covenants under the Asset Purchase Agreement. The Transaction did not require the approval of the Buyer’s shareholders. The transaction closed on December 20, 2024.

The Buyer shall pay to Seller the following consideration: 11,000,000 shares of restricted common stock and 3,000,000 shares of Series B Preferred Stock with a face value of $5.00 Per Share in exchange for the Assigned Assets.

The Asset Purchase Agreement includes representations, warranties, and covenants of both the Buyer and the Sellers customary for a transaction of this type.

The description of the Asset Purchase Agreement set forth herein is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Asset Purchase Agreement, dated December 20, 2024 between Tego Cyber Inc. and CloudCover, Ltd. (Minnesota), CloudCover, Ltd. (South Dakota) and CloudCover IP, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGO CYBER INC.

Date: December 26, 2024	By:	/s/ Robert Mikkelsen
Robert Mikkelsen
Chief Executive Officer

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